Exhibit 10.38

AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED LOAN AGREEMENT, dated as of December 24, 2014 (the “Amendment”) is made pursuant to that certain Third Amended and Restated Loan Agreement dated as of February 17, 2012 (as amended, modified or supplemented from time to time, the “Agreement”), among JARDEN RECEIVABLES, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), JARDEN CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), SUNTRUST BANK, a Georgia banking corporation (together with its successors and permitted assigns, “SunTrust Bank”), as a Lender, PNC BANK, NATIONAL ASSOCIATION, a national banking association, (together with its successors and permitted assigns, “PNC”), as a Lender, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and permitted assigns, “Wells Fargo” and, together with SunTrust Bank and PNC, the “Lenders” and each individually a “Lender”), as a Lender, and SUNTRUST ROBINSON HUMPHREY, Inc., a Tennessee corporation, as agent and administrator for the Lenders (the “Administrator”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrator and the Lenders have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Agreement shall be and hereby is amended as follows:

2.1. The defined term “Aggregate Eligible Balance” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Aggregate Eligible Balance” means, on any date of determination, with respect to all Eligible Receivables, the aggregate Unpaid Balance of all Eligible Receivables at such time.

2.2. The defined term “Defaulting Lender” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrator or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrator or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

2.3. The defined term “Net Receivables Balance” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Net Receivables Balance” means, for any Calculation Period, (i) the Aggregate Eligible Balance at such time, minus (ii) the sum of (A) the Excess Concentration Amount for all Obligors at such time plus (B) the Excess Foreign Concentration Amount at such time plus (C) the Excess Extended Term A Concentration Amount at such time plus (D) the Excess Extended Term B Concentration Amount at such time plus (E) the Excess Government Concentration Amount plus (F) the Contractual Dilution Reserve Amount.

2.4. The defined term “Pro Rata Share” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Pro Rata Share” means, with respect to a Lender, the percentage obtained by dividing such Lender’s Commitment by the aggregate Commitments of all Lenders.

2.5. The defined term “Required Lenders” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Required Lenders” means the Lenders representing an aggregate of more than 66 2/3% of (a) prior to the Commitment Termination Date, the aggregate Commitments of the Lenders then in effect and (b) after the Commitment Termination Date, the aggregate Credit Exposure; provided that in no event shall Required Lenders include fewer than two (2) unaffiliated Lenders at any time when there are two (2) or more unaffiliated Lenders.

2.6. The following defined terms appearing in Section 1.01 of the Agreement are hereby removed in their entirety: “Delayed Funding Date,” “Delayed Funding Lender,” “Delayed Funding Notice,” and “Delayed Loan Amount.”

2.7. The following defined term “Contractual Dilution Reserve Amount” is added to Section 1.1 of the Agreement and shall read as follows:

“Contractual Dilution Reserve Amount” means, for any Calculation Period, either (i) the sum of the highest amount of Contractual Dilution that has occurred with respect to Eligible Receivables owned by the Borrower during any of the most recently ended 12 calendar months for each individual Originator or (ii) such other amount as is reasonably determined by the Lenders upon written notice to the Servicer.

2.8. Section 2.2 to the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

Section 2.2. Borrowing Procedures.

Borrowing Requests. The Borrower (or the Servicer on its behalf) may request an Advance hereunder by delivering a Borrowing Request to the Administrator and each Lender not later than 2:00 p.m. (Atlanta time), one (1) Business Days prior to the proposed date of such borrowing (the “Borrowing Date”). Each Borrowing Request given by the Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on the Borrower. Any request for an Advance also may be given by telephone, provided that it is promptly confirmed by facsimile transmission of a signed Borrowing Request or by electronic mail message attaching a portable data format or “.pdf” file containing an image of the signed Borrowing Request.

2.9. Section 2.3 to the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

Section 2.3. Funding. Subject to the satisfaction of the conditions precedent set forth in Article VII with respect to such Advance and the limitations set forth in Section 2.1, each Lender shall make the proceeds of its Loan comprising its Pro Rata Share of such requested Advance available to the account specified in the Borrowing Request in immediately available funds on the proposed Borrowing Date. Each borrowing shall be on a Business Day and shall be in an aggregate amount of at least $1,000,000.

2.10. Section 2.10(b) to the Agreement is hereby amended and restated in its entirety and so amended and restated shall read as follows:

2.10 (b) Replacement of Lenders. If any Lender requests compensation under Section 6.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.3, or if any Lender is a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrator, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.1), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received payment of an amount equal to its Credit Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii) in the case of any such assignment resulting from a claim for compensation under Section 6.1 or payments required to be made pursuant to Section 6.3, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment does not conflict with applicable law.

2.11. Schedule 8.12 to the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as set forth on Exhibit A attached hereto.

Section 3. Conditions Precedent to Amendment. This Amendment shall become effective and be deemed effective as of the date first written above (the “Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a) The Borrower, the Servicer, the Administrator, and each Lender shall have executed and delivered this Amendment.

(b) The Administrator shall have received a duly executed Reaffirmation, Consent and Acknowledgment of the Performance Undertaking in the form attached hereto.

(c) The Administrator shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrator may reasonably request.

Section 4. Agreement in Full Force and Effect/Effectiveness of Amendment. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. Upon the effectiveness of this Amendment, (i) Borrower and Servicer each hereby reaffirms all covenants, representations and warranties made by it in the Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date (except for those representations and warranties that are expressly made only as of a different date, which representations and warranties shall be correct as of the date made) and (ii) each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be, a reference to the Agreement as amended hereby.

Section 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Third Amended and Restated Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JARDEN RECEIVABLES, LLC, as Borrower

By:	Sunbeam Products, Inc.
Its: manager and sole member

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Vice President

JARDEN CORPORATION, as Servicer

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President –Administration, General Counsel and Secretary

SUNTRUST ROBINSON HUMPHREY, INC., as Administrator

By:	/s/ Emily Shields
	Name:	Emily Shields
	Title:	Director

SUNTRUST BANK, as Lender

By:	/s/ Emily Shields
	Name:	Emily Shields
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and as Issuing Lender

By:	/s/ Ryan C. Tozier
	Name:	Ryan C. Tozier
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Robyn Reeher
	Name:	Robyn Reeher
	Title:	Vice President

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF PERFORMANCE GUARANTOR

The undersigned, Jarden Corporation, heretofore executed and delivered to the Administrator a Performance Undertaking dated August 24, 2006. The undersigned hereby acknowledges and consents to Amendment No. 3 to Third Amended and Restated Loan Agreement dated as of the date hereof, and confirms that its Performance Undertaking, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any other amendment or modification to the Agreement or any of the Loan Documents referred to therein (each as existing on the date hereof) shall not be required as a result of this consent having been obtained. The undersigned acknowledges that the Administrator and the Lenders are relying on the assurances provided herein in entering into the Amendment set forth above and maintaining credit outstanding to the Borrower.

Dated as of December 24, 2014.

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President –Administration, General Counsel and Secretary